Exhibit 99.1

Superior Financial Corp. Announces Dividend

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--June 18, 2003--Superior Financial Corp. (NASDAQ:SUFI), announced today that its Board of Directors has approved a cash dividend equal to $0.125 per share. The dividend is payable on July 23, 2003 to all stockholders of record as of the close of business on June 30, 2003. On an annualized basis, the dividend is equal to $0.50 per share of common stock.
    Superior Financial Corp. is the holding company of Superior Bank. Superior Bank is a $1.8 billion federal savings bank operating 68 branches and loan production offices in Arkansas, Oklahoma and Alabama. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.

    Pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding
Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

    CONTACT: Superior Financial Corp., Little Rock
             Robert A. Kuehl, 501/324-7255
             Web Site: www.superiorfinancialcorp.com